EXHIBIT 24(B)

                                POWER OF ATTORNEY

                  KNOW ALL MEN BY THESE PRESENTS, that the undersigned does hereby constitute and appoint Robert E. Healing, Benjamin W. Heineman, Jr. and Philip D. Ameen, and each of them acting individually, his true and lawful attorneys-in-fact and agents, each with power to act without the other and full power of substitution and resubstitution, to execute, sign, deliver and file, for and on his behalf, and in his name, place and stead, in any and all capacities:

                  (i) a Registration Statement on Form S-8 (or other appropriate form) for filing with the Securities and Exchange Commission under the Securities Act of 1933, as amended, and any other documents in support thereof or supplemental or amendatory thereto, with respect to the registration of shares of General Electric Company Common Stock, par value $.16 per share, issued pursuant to the General Electric Company Directors' Compensation Plan and in connection with existing or future benefit plans for employees of any affiliate of the Company, as the use of such securities is specifically approved at any time or from time to time by the Affiliate Benefit Plan Committee appointed by the GE Board of Directors for such purpose; and

                  (ii) a Registration Statement on Form S-4 or such other form as such attorneys-in-fact, or any of them, may deem necessary or desirable, any amendments thereto, and all post-effective amendments and supplements to such registration statement, for the registration of securities including common stock to be offered and sold in connection with business acquisitions, by the Company or its affiliates, approved at any time or from time to time by the Acquisition Committee appointed for such purpose by the Board of Directors of the Company, hereby granting to such attorneys-in-fact and each of them full power and authority to do and perform each and every act and thing whatsoever as such attorney-in-fact or attorneys-in-fact may deem necessary or advisable to carry out fully the intent of the foregoing as the undersigned might or could do personally or in any and all capacities, hereby ratifying and confirming all acts and things which such attorney-in-fact or attorneys-in-fact or their agents may do or cause to be done by virtue of this power of attorney.

         IN WITNESS WHEREOF, the undersigned has executed this power of attorney as of the15th day of March, 1999.




                                               Keith S. Sherin
                                               Senior Vice President, Finance
                                               and Chief Financial Officer